Form of

THIRD AMENDMENT TO

DISTRIBUTION AGREEMENT

This Third Amendment (the “Amendment”) to the Distribution Agreement dated as of May 31, 2017 (the “Agreement”), by and between Investment Managers Series Trust (“Client”) and IMST Distributors, LLC (“Distributor”) is entered into as of _________________, 2017 (the “Effective Date”) except as otherwise noted below.

WHEREAS, the Client and Distributor (“the Parties”) desire to amend Exhibit A to the Agreement;

WHEREAS, pursuant to Section 16 of the Agreement, all amendments are required to be in writing and executed by the parties hereto.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.       Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.       Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.       Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.       This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

IMST DISTRIBUTORS, LLC		INVESTMENT MANAGERS SERIES TRUST

By:		By:
	Mark Fairbanks, Vice President		Name:
Date:

EXHIBIT A

Funds	Effective Date
361 Domestic Long/Short Equity Fund	March 31, 2016
361 Global Managed Futures Fund	January 31, 2014
361 Global Long/Short Equity Fund	June 30, 2014
361 Macro Opportunity Fund	December 12, 2014
361 Managed Futures Strategy Fund	July 1, 2013
361 US Small Cap Equity Fund	December 30, 2016
AAM/Insight Select Income Fund	March 29, 2013
AAM/Bahl & Gaynor Income Growth Fund	January 1, 2013
AAM/HIMCO Short Duration Fund	June 30, 2014
AAM/HIMCO Global Enhanced Dividend Fund	December 18, 2017
Advisory Research All Cap Value Fund	January 1, 2013
Advisory Research Emerging Markets Opportunities Fund	October 1, 2013
Advisory Research Global Value Fund	January 1, 2013
Advisory Research International Small Cap Value Fund	January 1, 2013
Advisory Research MLP & Energy Income Fund	January 1, 2013
Advisory Research MLP & Energy Infrastructure Fund	July 2, 2014
Advisory Research MLP & Equity Fund	August 31, 2015
Advisory Research Small Company Opportunities Fund	October 1, 2013
Advisory Research Strategic Income Fund	December 31, 2012
Aristotle Core Equity Fund	March 31, 2017
Aristotle International Equity Fund	March 31, 2014

Aristotle Small Cap Equity Fund	October 30, 2015
Aristotle Strategic Credit Fund	December 31, 2014
Aristotle Value Equity Fund	August 31, 2016
Aristotle/Saul Global Opportunities Fund	January 1, 2013
Bernzott U.S. Small Cap Value Fund	January 1, 2013
EP Emerging Markets Small Companies Fund	August 31, 2015
EuroPac Gold Fund	July 19, 2013
EuroPac International Bond Fund	January 1, 2013
EuroPac International Dividend Income Fund	January 10, 2014
EuroPac International Value Fund	January 1, 2013
KL Allocation Fund	January 1, 2013
Ironclad Managed Risk Fund	January 1, 2013
LS Theta Fund	March 31, 2014
Oak Ridge Disciplined Growth Fund	July 29, 2016
Oak Ridge Dividend Growth Fund	June 28, 2013
Oak Ridge Dynamic Small Cap Fund	September 30, 2015
Oak Ridge International Small Cap Fund	September 30, 2015
Oak Ridge Multi Strategy Fund	October 17, 2014
Oak Ridge Global Resources & Infrastructure Fund	June 30, 2017
Oak Ridge Small Cap Growth Fund	October 17, 2014
Palmer Square Strategic Credit Fund	January 1, 2013
Palmer Square Income Plus Fund	January 31, 2014
Palmer Square SSI Alternative Income Fund	January 1, 2013
Riverbridge Eco Leaders Fund	December 31, 2014

Riverbridge Growth Fund	December 31, 2012
RNC Genter Dividend Income Fund	January 1, 2013
Segall Bryant & Hamill All Cap Fund	July 26, 2013
Segall Bryant & Hamill Emerging Markets Fund	October 29, 2015
Segall Bryant & Hamill International Small Cap Fund	October 29, 2015
Segall Bryant & Hamill Small Cap Fund	July 26, 2013
SilverPepper Commodity Strategies Global Macro Fund	October 31, 2013
SilverPepper Merger Arbitrage Fund	October 31, 2013
Towle Deep Value Fund	January 1, 2013
WCM Focused Emerging Market Fund	June 28, 2013
WCM Focused Global Growth Fund	June 28, 2013
WCM Focused International Growth Fund	January 1, 2013
WCM International Small Cap Growth Fund	November 30, 2015
Zacks All-Cap Core Fund	January 1, 2013
Zacks Dividend Strategy Fund	January 31, 2014
Zacks Market Neutral Fund	January 1, 2013
Zacks Small-Cap Core Fund	January 1, 2013